UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

UHY LLP (“UHY”) served as the independent registered public accounting firm for Global Geophysical Services, Inc. (the “Company”) to audit the financial statements and internal control over financial reporting of the Company for the fiscal years ended December 31, 2013 and 2012. In connection with the sale of the Texas practice of UHY to BDO USA, LLP, by letter dated December 1, 2014 UHY informed the Company that it was resigning as the Company’s independent registered public accounting firm, effective as of such date. The resignation of UHY was not recommended or approved by the Audit Committee or the Board of Directors of the Company.

The information below is being provided in response to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) relating to a change in a reporting company’s independent registered public accounting firm and includes certain information previously reported in our prior SEC filings.

The audit report of UHY on the Company’s financial statements for the fiscal year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope, uncertainty or accounting principles. While the audit report of UHY dated April 29, 2014, on the Company’s financial statements for the fiscal year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“2013 Form 10-K”), which was filed after the Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, the UHY report of April 29, 2014 stated that uncertainties inherent in the bankruptcy process raised substantial doubts about the Company’s ability to continue as a going concern.

The audit report of UHY on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 did not contain an adverse opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

As previously disclosed in the 2013 Form 10-K, the audit report of UHY dated April 29, 2014 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 identified material weaknesses relating to failures to maintain (a) entity level controls to ensure the Company’s ability to properly record and report its operational processes and transactions, including adequate oversight and review, and (b) a financial reporting structure with clearly established responsibilities.  Because of the effect of the material weaknesses on the achievement of the objectives of the control criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), UHY concluded in its report of April 29, 2014 that the Company had not maintained effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control - Integrated Framework (1992) issued by COSO.

During the preceding two fiscal years and in the subsequent interim period through December 1, 2014, there have been no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of UHY would have caused it to make reference thereto in its report on the financial statements for such years. During the preceding two fiscal years and in the subsequent interim periods, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided UHY with a copy of these disclosures and has requested that UHY furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees and, if not, stating the respects in which it does not agree with the above statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of such letter from UHY dated December 5, 2014 is filed as Exhibit 16.1 to this Form 8-K.

The Company has made no decision as to a replacement for UHY to serve as its new registered public accounting firm.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

16.1	Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.

Dated: December 5, 2014	/s/ SEAN M. GORE
Sean M. Gore
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter regarding change in certifying accountant